Exhibit 99

News Release

For Immediate Release

Investor Relations:	Media:
Alan Magleby	Mary Athridge
410-454-5246	212-805-6035
amagleby@leggmason.com	mkathridge@leggmason.com

LEGG MASON’S CEO NAMES EXECUTIVE LEADERSHIP TEAM

Baltimore, MD, April 2, 2013 — Legg Mason [NYSE: LM] today announced a series of appointments to align its executive leadership team with the Company’s growth objectives.

Joseph A. Sullivan, Legg Mason’s newly-appointed President and Chief Executive Officer, said, “ I am pleased with the continuing progress being made to grow and position Legg Mason for the future. To build upon these efforts, Legg Mason will focus on three important revenue generating growth objectives: expanding investment products organically and through acquisition; working with our affiliate partners to support their business, including building a framework for investment in their long term growth; and strengthening our global distribution platforms in support of Legg Mason’s investment products and strategies. As we pursue these growth initiatives, we remain committed to managing Legg Mason’s corporate structure in the most effective and efficient way possible.”

The new Legg Mason Executive Committee members, who will report to Mr. Sullivan, include:

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Pete Nachtwey — Legg Mason’s Chief Financial Officer. Mr. Nachtwey will be responsible for finance, treasury, investor relations, and global corporate communications. He joined Legg Mason from the Carlyle Group in 2011, where he had been Chief Financial Officer and a member of the Operating Committee.

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Terry Johnson — who has been appointed Head of Legg Mason’s Global Distribution. Mr. Johnson had been Interim Head of Global Distribution until today’s appointment, and was previously Head of International Distribution at Legg Mason. Mr. Johnson will be responsible for overseeing all of the company’s retail distribution activities for both U.S. and International distribution. He joined Legg Mason in 2005 from Citigroup Asset Management.

•

Jennifer Murphy — who has been promoted to Chief Administrative Officer of Legg Mason. Ms. Murphy joined the firm in 1986 and, most recently, was President and CEO of Legg Mason Capital Management. In her new role, she will oversee the firm’s technology, human resources, risk management, internal audit and fund boards and global fund accounting.

•

Thomas Merchant — who has been promoted to General Counsel. Mr. Merchant joined the firm in 1998 and had been Legg Mason’s Corporate General Counsel. He will also remain Legg Mason’s Corporate Secretary and oversee the firm’s legal and compliance divisions.

•	Legg Mason is in the process of hiring an executive to lead an expanded Business and Product Development function. The executive in this new role will be responsible for

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broadening the company’s investment offerings to institutional and retail clients organically through new product development and through acquisition. The company’s US and International Product teams, its solutions platform, Legg Mason Global Asset Allocation, as well as the company’s M&A practice, under the continued leadership of Jeff Nattans, will now comprise this newly organized unit of the Executive team. Mr. Nattans has been responsible for a number of successful strategic divestitures in recent years, led the recent acquisition of Fauchier Partners and will continue to lead the acquisition component of the company’s growth strategy. This new team is essential to the company’s overall growth strategy and is expected to improve the company’s flow activity and revenue growth.

Mr. Sullivan also announced that Thomas P. Lemke, General Counsel and Head of Governance, whose many contributions to Legg Mason over the years are greatly appreciated, will be leaving Legg Mason to pursue new opportunities. Ronald R. Dewhurst, former Head of Global Investment Managers, who has played an important role in rebuilding strong relationships with our Affiliates, will also be leaving the company. Mr. Dewhurst had been one of two internal candidates for the CEO role.

Mr. Sullivan concluded “These leadership changes reflect the way I plan to manage Legg Mason to deliver on our key business objectives of maintaining a relevant and comprehensive product set, delivering compelling investment performance, and creating a world class institutional and retail distribution platform that rewards our shareholders.”

Executive Committee Bios

Pete Nachtwey

Pete joined Legg Mason as Chief Financial Officer and a member of the firm’s Executive Committee in January 2011. In his role as CFO, Pete is responsible for Finance, Treasury, Investor Relations and Corporate Communications. He joined Legg Mason from the Carlyle Group, where he was Chief Financial Officer and a member of the Operating Committee. While at the Carlyle Group, Pete had overall responsibility for the firm’s financial and investor reporting, internal controls, budgeting, treasury, IT and global facilities. Prior to joining Carlyle, Pete was a partner at Deloitte & Touche, serving in various leadership roles, including Northeast Managing Partner for the Investment Management industry, and as the firm’s lead partner on The Blackstone Group. Before becoming a partner at Deloitte, Pete spent two years overseas working for a U.S. defense contractor. Pete graduated magna cum laude from Syracuse University.

Terry Johnson

Terry joined Legg Mason Global Asset Management in December 2005 from Citigroup Asset Management, following its acquisition by Legg Mason. Since October 2012, Terry has served as Interim Head of Global Distribution at Legg Mason, overseeing US Distribution, International Distribution, Global Product Development, Marketing, and Administration and Operations related to the division. Prior to this, Terry headed International Distribution at Legg Mason. At Citigroup Asset Management, Terry served as Managing Director and Head of International Private Asset Management, leading teams responsible for implementing and selling fund and managed portfolio solutions to HNW clients throughout EMEA, Asia Pacific and Latin America. Prior to joining Citigroup

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Asset Management in 2003, Terry held leadership positions in retail and institutional distribution at JP Morgan Asset Management in various areas across the US, Europe, and Asia. Terry serves as Legg Mason’s representative on the ICI (Investment Company Institute) Global Committee. He graduated with high honors from Wesleyan University in Connecticut, where he majored in History, concentrating on Russian studies.

Jennifer Murphy

Jennifer Murphy joined the firm in 1986, when she was hired as a Securities Analyst. Jennifer has worked for Legg Mason for over two decades and has had diverse business and investment roles for Legg Mason Capital Management, most recently as President and CEO, and previously, serving as CFO, manager of LMCM’s research team, risk management and new product initiatives. Since 1999, Jennifer has been a Director of the Legg Mason Opportunity Trust. In addition, from 1995-1998, Jennifer worked directly for Raymond (Chip) Mason at Legg Mason, Inc. on strategic analysis and acquisitions. Jennifer left Legg Mason in 1990 to return to school in order to obtain her MBA and re- joined Legg Mason after working as a strategy consultant at Corporate Decisions, Inc. in Boston, Massachusetts. Jennifer earned a B.A. in Economics from Brown University and an M.B.A. with distinction from the Wharton School at the University of Pennsylvania, where she was a Palmer Scholar. Jennifer received the CFA designation in 1989 and is a member of the Baltimore Security Analysts Society.

Thomas Merchant

Tom joined Legg Mason in 1998 as Associate General Counsel. He progressed in his roles to include Vice President, General Counsel, and Corporate Secretary, while successfully leading our Corporate Legal function. Prior to joining Legg Mason, Tom was a Corporate Associate at Shearman & Sterling from 1993-1998. He earned his B.S. in Economics from Penn State graduating with high distinction. Tom received his JD from New York University School of Law.

About Legg Mason

Legg Mason is a global asset management firm with $661 billion in assets under management as of February 28, 2013. The Company provides active asset management in many major investment centers throughout the world. Legg Mason is headquartered in Baltimore, Maryland, and its common stock is listed on the New York Stock Exchange (symbol: LM).

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